UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2008

Octavian Global Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-46705	01-895182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1-3 Bury Street Guildford Surrey, GU2 4AW
United Kingdom
(Address of principal executive offices and Zip Code)

+44 1483 543 543
(Registrant’s telephone number, including area code)

N/A
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 5, 2008, the Company filed a Current Report on Form 8-K with regard to the dismissal of its prior auditor and the engagement of Kabani & Co. as its new auditor. At the time of filing, the Company had not received conformation from its prior auditor that it agreed with the disclosure as required by Regulation S-K Item 304(a)(3). On November 5, 2008, the Company received conformation from its prior auditor that it agreed with the Company’s disclosure. On November 6., 2008, the Company filed a an amendment to its Current Report on Form 8-K/A which included the auditor’s letter as Exhibit 16.1.

Subsequent to the filing of the first amendment on Form 8-K/A, the Company received comments relating to certain disclosure in Item 4.01 of its Current Report on Form 8-K and is filing this second amendment on Form 8-K/A to address these comments.

Except as described above, no other changes have been made to the originally filed Form 8-K as amended by the first amendment on Form 8-K/A.

Item 4.01    Changes in Registrant’s Certified Accountant

On October 31, 2008, the Company dismissed Mr. John Kinross-Kennedy, CPA as the Company’s independent registered public accounting firm and the Company engaged Kabani & Co. (“Kabani”) as its new independent registered public accounting firm. Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a) Previous independent registered public accounting firm:

(i)
Subject to the sentence immediately following, the audit report of Mr. Kinross-Kennedy on the financial statements for the fiscal year ended August 31, 2008 and for the period from inception on April 19, 2007 through August 31, 2007, did not contain an adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles. Notwithstanding the foregoing, the audit report of Mr. Kinross-Kennedy on the financial statements for the fiscal year ended August 31, 2008 and for the period from inception on April 19, 2007 through August 31, 2007 did, however, contain an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern.

(ii)	The Board of Directors of the Company participated in and approved the decision to change independent accountants.

(iii)
In connection with its audit of the Company’s financial statements for the fiscal year ended August 31, 2008, the period from inception on April 19, 2007 through August 31, 2007, and for its current fiscal year through October 31, 2008, there were no disagreements with Mr. Kinross-Kennedy on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mr. Kinross-Kennedy, would have caused him to make reference thereto in his report on the financial statements for such periods.

(iv)	During the two most recent fiscal years and through October 31, 2008, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company has requested that Mr. Kinross-Kennedy furnish it with a letter addressed to the SEC stating whether it agrees with the Company’s statements in this Item 4.01. This letter is included as Exhibit 16.1 to this Current Report on Form 8-K/A.

(b) New independent registered public accounting firm:

The Company has engaged Kabani as its new independent registered public accounting firm, as of October 31, 2008, to replace Mr. Kinross-Kennedy. During the two most recent fiscal years and through October 31, 2008, the Company has not consulted with Kabani regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company concluding that there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions in Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 of Regulation S-K.

ITEM 9.01 - Financial Statements and Exhibits

Financial Statements of Business Acquired and Pro Forma Financial Information

(c)    Exhibits

Exhibit	Description

16.1	Letter dated November 10, 2008 to the Securities and Exchange Commission from John Kinross-Kennedy, C.P.A.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTAVIAN GLOBAL TECHNOLOGIES, INC.

Dated: November 7, 2008	By:	/s/ Harmen Brenninkmeijer
Harmen Brenninkmeijer, Chief Executive Officer